UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 21, 2024

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of	(Commission)	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

1002 MAIN AVE W, SUITE 5
WEST FARGO, ND 58078	(701) 281-0468
(Address of principal executive	(Registrant’s telephone number)
offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its Annual Meeting on March 21, 2024. The matters voted upon at the Annual Meeting and the results of those votes are set forth below.

The members elected directors from two geographical districts and for a Director-at-Large position as established by the Cooperative’s Fourth Amended and Restated Bylaws.

There were no elections for director in the Central District. Brett Johnson and Nicolas Pyle will continue as a directors for the Central District.

Members from the North District elected Blane Benedict as a director. He received 57 of the 57 votes cast. His three-year term begins on March 21, 2024 and expires in March 2027. David Kragnes will continue as a director for the North District.

Members from the South District elected Larry Vipond as a director. He received 78 of the 78 votes cast. His three-year term begins on March 21, 2024 and expires in March 2027. Richard Pot will continue as a director for the South District.

For the Director-at-Large position, the members elected Mark Harless as a director for a three-year term. He received 184 of the 184 votes cast. Brady Koehl and Matthew Hasbargen will continue as Directors-at-Large.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	March 27, 2024	/s/ Scott Stofferahn
		By:	Scott Stofferahn
		Its:	Executive Vice President and Chief Executive
Officer